SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 13 , 2007

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

   (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

During July 2007, General Environmental Management, Inc. (“GEM”) hired four senior industry executives who were formerly employed by Romic Environmental Technologies, Inc (“RET”).  These executives have combined experience of more than 75 years in the Company’s industry.  The executives will assist the Company in executing our expansion plans.

A lawsuit was instituted by RET against the Company and the four former RET senior executives.  In the lawsuit, RET alleges that the Company and the four executives are liable to RET for, among other things, (1) Violation of Non-Disclosure Agreements and Termination Protection Agreements, (2) Intentional Interference with contracts, and (3) Misappropriation of Trade Secrets and Unfair Competition. RET alleges damages of Fifteen Million Dollars, requests certain injunctive relief, punitive damages, and other remedies. The Company believes that the lawsuit has no merit, and intends to vigorously defend the action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc.

Date: July 17, 2007	By:	/s/ Timothy Koziol
Name: Timothy Koziol
Title: Chief Executive Officer

3